Exhibit 99.1

Jack in the Box Inc. Reports Fourth Quarter FY 2018 Earnings; Issues Guidance for FY 2019; Declares Quarterly Cash Dividend; Increases Share Repurchase Authorization

SAN DIEGO--(BUSINESS WIRE)--November 19, 2018--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the fourth quarter and fiscal year ended September 30, 2018.

The company completed the sale of Qdoba Restaurant Corporation ("Qdoba") on March 21, 2018. Qdoba results are included in discontinued operations for all periods presented.

Earnings from continuing operations were $18.3 million, or $0.68 per diluted share, for the fourth quarter of fiscal 2018 compared with $31.3 million, or $1.05 per diluted share, for the fourth quarter of fiscal 2017. Fiscal 2018 earnings from continuing operations totaled $104.3 million, or $3.62 per diluted share, compared with $128.6 million, or $4.16 per diluted share in fiscal 2017.

Operating Earnings Per Share(1), a non-GAAP measure, were $0.77 in the fourth quarter of fiscal 2018 compared with $0.73 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release. For fiscal year 2018, operating earnings per share were $3.79 compared with $3.46 last year. Figures may not add due to rounding.

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(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains on the sale of company-operated restaurants, restructuring charges, the non-cash impact of the Tax Cuts and Jobs Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity previously. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

	12 Weeks Ended		52 Weeks Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Diluted earnings per share from continuing operations – GAAP	$0.68	$1.05	$3.62	$4.16
Gains on the sale of company-operated restaurants	(0.09)	(0.35)	(1.16)	(0.78)
Restructuring charges	0.17	0.03	0.27	0.07
Non-cash impact of the Tax Cuts and Jobs Act	0.02	—	1.13	—
Excess tax benefits from share-based compensation arrangements	(0.00)	—	(0.07)	—
Operating Earnings Per Share – non-GAAP	$0.77	$0.73	$3.79	$3.46

Adjusted EBITDA(2), a non-GAAP measure, was $54.0 million in the fourth quarter of fiscal 2018 compared with $62.2 million for the prior year quarter. For fiscal year 2018, Adjusted EBITDA was $264.2 million compared with $284.7 million in fiscal year 2017.

Lenny Comma, chairman and chief executive officer, said, “Same-store sales were positive in the fourth quarter, although we experienced a slowdown in September along with the rest of the category. The competitive environment remains extremely aggressive, but we continue to avoid deep discounting which we believe is not in the best interests of the long-term health of the brand.

“We completed our refranchising initiative during the quarter with the sale of 8 Jack in the Box® restaurants, and our franchise mix now stands at approximately 94 percent.

“We remain firmly committed to returning cash to shareholders with the purchase of $140 million of stock in the quarter and $340 million during the year. Following the completion of our longer-term financing plans, we plan to increase our leverage up to 5.0 times EBITDA and expect to return more than $1 billion through fiscal year 2022 to our shareholders in the form of share repurchases and dividends.

“Our long-term goals are centered around meeting evolving consumer needs, with emphasis on improving operations consistency and targeted investments designed to maximize our returns. We remain focused on balancing the interests of all our stakeholders, including our franchisees, customers, employees and shareholders.”

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(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings from discontinued operations, income taxes, interest expense, net, gains on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Increase/(decrease) in same-store sales:

	12 Weeks Ended		52 Weeks Ended
	September 30, 2018	October 1, 2017*	September 30, 2018	October 1, 2017*
Company	0.8%	(2.0)%	0.6%	(1.1)%
Franchise	0.4%	(0.7)%	0.1%	0.9%
System	0.5%	(1.0)%	0.1%	0.5%
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*Note: Due to the transition from a 53-week year in fiscal 2016 to a 52-week year in fiscal 2017, year-over-year fiscal period comparisons are offset by one week. The change in same-store sales presented in the 2017 column uses comparable calendar periods to balance the one-week shift from fiscal 2016 and to provide a clearer year-over-year comparison.

Jack in the Box system same-store sales increased 0.5 percent for the quarter and lagged the QSR sandwich segment by 1.5 percentage points for the comparable period, according to The NPD Group’s SalesTrack® Weekly for the 12-week time period ended September 30, 2018. Included in this segment are 16 of the top QSR sandwich and burger chains in the country. Company same-store sales increased 0.8 percent in the fourth quarter driven by average check growth of 2.8 percent, partially offset by a 2.0 percent decrease in transactions.

Restaurant-Level EBITDA(3), a non-GAAP measure, increased by 300 basis points to 26.1 percent of company restaurant sales in the fourth quarter of fiscal 2018 from 23.1 percent a year ago. The increase was due primarily to the benefit of refranchising, partially offset by wage inflation, higher costs for food and packaging and higher maintenance and repairs expenses. Food and packaging costs, as a percentage of company restaurant sales, increased in the quarter due primarily to unfavorable product mix and higher costs for ingredients, partially offset by menu price increases. Commodity costs increased 1.3 percent in the quarter as compared with the prior year. Restaurant Operating Margin(3), a non-GAAP measure, increased to 22.5 percent of company restaurant sales in the fourth quarter of fiscal 2018 from 19.2 percent in the prior year quarter.

Franchise EBITDA(3), a non-GAAP measure, as a percentage of total franchise revenues decreased to 58.6 percent in the fourth quarter of fiscal 2018 from 60.3 percent in the prior year quarter. The decrease was due primarily to a decrease in franchise fees resulting from a decrease in the number of restaurants sold to franchisees, an increase in costs associated with franchisee restaurant remodels, and incremental costs incurred in 2018 related to the implementation of a mystery guest program. Franchise Margin(3), a non-GAAP measure, decreased to 50.0 percent of total franchise revenues in the fourth quarter of fiscal 2018 compared with 52.1 percent in the fourth quarter of fiscal 2017.

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(3) Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin, and Franchise EBITDA are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

SG&A expenses for the fourth quarter of fiscal 2018 decreased by $1.0 million and were 14.0 percent of revenues compared with 11.2 percent in the prior year quarter. Advertising costs, which are included in SG&A, were $6.8 million in the fourth quarter compared with $7.2 million in the prior year quarter. The $0.4 million decrease in advertising costs was due to a $3.2 million decrease resulting from refranchising, which was partially offset by an incremental $2.8 million of spending in the quarter. The $0.6 million decrease in G&A excluding advertising was primarily driven by $3.2 million in transition services income resulting from the sale of Qdoba, which was reflected as a reduction to SG&A. The decrease was further attributable to a $1.1 million decrease in share-based compensation, a $0.9 million decrease due primarily to workforce reductions related to refranchising, and a $0.4 million decrease in pension and postretirement benefits. These decreases were partially offset by a $4.0 million increase in bonus due to higher levels of performance in 2018 versus the prior year as compared to target bonus levels and mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $0.8 million year-over-year increase in SG&A. As a percentage of system-wide sales, G&A excluding advertising was 2.3 percent in the fourth quarter of fiscal 2018 compared with 2.4 percent in the 2017 quarter.

In fiscal 2018, the company began presenting depreciation and amortization as a separate line item in its consolidated statements of earnings to better align with similar presentation made by many of its peers and to provide additional disclosure that is meaningful for investors. The prior year consolidated statement of earnings was adjusted to conform with this new presentation. Depreciation and amortization was previously presented within company restaurant costs, franchise occupancy expenses, selling, general and administrative expenses, and impairment and other charges, net, in the company's consolidated statements of earnings.

Restructuring charges of $5.8 million, or approximately $0.17 per diluted share, were recorded during the fourth quarter of fiscal 2018, primarily relating to severance costs, compared with $1.4 million, or $0.03 per diluted share, in the prior year quarter. Restructuring charges are included in "Impairment and other charges, net" in the accompanying consolidated statements of earnings. Including these charges, impairment and other charges, net, increased in the fourth quarter to $8.0 million from $4.3 million in the year ago quarter.

Interest expense, net, increased by $2.2 million in the fourth quarter due primarily to a higher effective interest rate for 2018 and higher debt levels.

The Tax Cuts and Jobs Act (the "Tax Act"), enacted into law on December 22, 2017, reduced the federal statutory rate from 35 percent to 21 percent as of January 1, 2018. As a company with a fiscal year-end of September 30, the tax rate reduction was phased in, resulting in a blended statutory federal tax rate of 24.5 percent for the fiscal year ended September 30, 2018. In addition, the Tax Act resulted in a non-cash increase to the provision for income taxes of $0.5 million, or $0.02 per diluted share, for the fourth quarter of fiscal 2018, and $32.5 million, or $1.13 per diluted share, for fiscal year 2018, related primarily to the revaluation of deferred tax assets and liabilities at the new lower rates. This revaluation was based upon estimates and interpretations of the Tax Act which may be refined as further guidance is issued.

In the first quarter of fiscal 2018, the company adopted Accounting Standards Update No. 2016-09, Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). As required by the updated accounting standard, excess tax benefits or deficiencies are now recorded to the provision for income taxes in the consolidated statement of earnings, on a prospective basis, instead of additional paid-in capital in the consolidated balance sheet. The adoption resulted in an increase to the provision for income taxes of $0.1 million, or less than $0.01 per diluted share, for the fourth quarter of fiscal 2018, and a reduction to the provision for income taxes of $2.0 million, or $0.07 per diluted share, for fiscal year 2018, but had no additional impact on cash paid for income taxes. Excess tax benefits will vary in future periods, as such amounts are dependent on the number of shares released related to employee stock compensation arrangements and fluctuations in the company’s stock price.

Qdoba Discontinued Operations

In the first quarter of fiscal 2018, the company entered into a definitive agreement to sell Qdoba, a wholly owned subsidiary of the company, to certain funds managed by affiliates of Apollo Global Management, LLC. The transaction closed on March 21, 2018, and operating results for Qdoba are included in discontinued operations for all periods presented. However, the company did not allocate any general and administrative shared services expenses to discontinued operations prior to the sale.

Capital Allocation

The company repurchased approximately 1.6 million shares of its common stock in the fourth quarter of fiscal 2018 at an average price of $87.78 per share for an aggregate cost of $140.0 million. During fiscal year 2018, the company repurchased approximately 3.9 million shares at an average price of $86.86 per share for an aggregate cost of $340.0 million. This leaves approximately $41.0 million remaining under a stock-buyback program authorized by its Board of Directors that expires in November 2019. On November 15, 2018, the Company's Board of Directors authorized an additional $60 million stock-buyback program that also expires in November 2019.

The company also announced today that on November 15, 2018, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on December 18, 2018, to shareholders of record at the close of business on December 5, 2018.

Guidance

This release includes forward-looking guidance for certain non-GAAP financial measures, including Restaurant-Level EBITDA and Adjusted EBITDA. The company is unable without unreasonable effort to provide reconciliations of these forward-looking non-GAAP measures.

Effective fiscal 2019, the company adopted the new US GAAP revenue standard (Topic 606) using the cumulative effect transition method, and therefore no prior periods will be restated. The company expects the new revenue standard to primarily result in an increase to franchise revenues and a corresponding increase to franchise expenses related to the reclassification of marketing fees received from franchisees. In addition, certain amounts previously classified as general and administrative expense will be reflected as franchise expenses. The impact of the new revenue standard has been included within the fiscal 2019 guidance provided below.

Fiscal Year 2019 Guidance

The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 29, 2019. Fiscal 2019 and fiscal 2018 are 52-week years, with 16 weeks in the first quarter, and 12 weeks in each of the second, third and fourth quarters.

  System same-store sales of approximately flat to up 2.0 percent.
  Commodity cost inflation of approximately 2.0 percent.
  Restaurant-Level EBITDA of approximately 26.0 to 27.0 percent of company restaurant sales.
  SG&A as a percentage of revenues of approximately 8.5 to 9.0 percent, which reflects the new revenue recognition standards, or 11.5 to 12.0 percent using the prior methodology.
  G&A as a percentage of system-wide sales of approximately 1.8 to 2.0 percent, which reflects the new revenue recognition standards, or 2.0 to 2.2 percent using the prior methodology.
  Approximately 25 to 35 new restaurants opening system-wide, the majority of which will be franchise locations.
  Capital expenditures of approximately $30 to $35 million.
  Tenant improvement allowances of approximately $25 million.
  Tax rate of approximately 26.0 to 27.0 percent, subject to fluctuations arising from the impact of excess tax benefits from share-based compensation arrangements.
  Adjusted EBITDA of approximately $260 to $270 million.
  Following implementation of a new capital structure in the first half of fiscal 2019, the company expects to increase its leverage ratio to approximately 5.0 times EBITDA.

Conference Call

The company will host a conference call for financial analysts and investors on Tuesday, November 20, 2018, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on November 20, 2018.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; the company's ability to enhance shareholder value; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; the company’s ability to obtain additional financing and increase our debt leverage; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)

	12 Weeks Ended		52 Weeks Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Revenues:
Company restaurant sales	$76,909	$139,303	$448,058	$715,921
Franchise rental revenues	62,365	56,023	259,047	231,578
Franchise royalties and other	38,198	36,799	162,585	149,792
	177,472	232,125	869,690	1,097,291
Operating costs and expenses, net:
Company restaurant costs(1):
Food and packaging	22,499	40,440	128,947	206,653
Payroll and employee benefits	22,178	40,413	129,089	211,611
Occupancy and other	12,195	26,296	71,803	124,367
Total company restaurant costs(1)	56,872	107,149	329,839	542,631
Franchise occupancy expenses(1)	38,332	34,342	158,319	140,623
Franchise support and other costs	3,699	2,588	11,593	8,811
Selling, general and administrative expenses(1)	24,913	25,896	106,649	120,640
Depreciation and amortization(1)	13,116	14,677	59,422	67,398
Impairment and other charges, net(1)	7,969	4,275	18,418	13,169
Gains on the sale of company-operated restaurants	(3,076)	(16,868)	(46,164)	(38,034)
	141,825	172,059	638,076	855,238
Earnings from operations	35,647	60,066	231,614	242,053
Interest expense, net	11,481	9,320	45,547	38,148
Earnings from continuing operations and before income taxes	24,166	50,746	186,067	203,905
Income taxes	5,830	19,404	81,728	75,332
Earnings from continuing operations	18,336	31,342	104,339	128,573
(Losses) earnings from discontinued operations, net of taxes	(2,067)	(1,384)	17,032	6,759
Net earnings	$16,269	$29,958	$121,371	$135,332

Net earnings per share - basic:
Earnings from continuing operations	$0.68	$1.06	$3.66	$4.20
(Losses) earnings from discontinued operations	(0.08)	(0.05)	0.60	0.22
Net earnings per share (2) - basic	$0.61	$1.02	$4.26	$4.42
Net earnings per share - diluted:
Earnings from continuing operations	$0.68	$1.05	$3.62	$4.16
(Losses) earnings from discontinued operations	(0.08)	(0.05)	0.59	0.22
Net earnings per share (2) - diluted	$0.60	$1.01	$4.21	$4.38
Weighted-average shares outstanding:
Basic	26,866	29,478	28,499	30,630
Diluted	27,148	29,753	28,807	30,914

Dividends declared per common share	$0.40	$0.40	$1.60	$1.60
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(1)	In 2018, the company began presenting depreciation and amortization as a separate line item in its consolidated statements of earnings to better align with similar presentation made by many of its peers and to provide additional disclosure that is meaningful for investors. The prior year consolidated statement of earnings was adjusted to conform with this new presentation.
(2)	Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)

	September 30, 2018	October 1, 2017
ASSETS
Current assets:
Cash	$2,705	$4,467
Accounts and other receivables, net	57,422	59,609
Inventories	1,858	3,445
Prepaid expenses	14,443	27,532
Current assets held for sale	13,947	42,732
Other current assets	4,598	1,493
Total current assets	94,973	139,278
Property and equipment:
Land	105,155	112,509
Buildings	934,360	958,841
Restaurant and other equipment	129,701	173,980
Construction in progress	20,815	16,787
Property and equipment, at cost	1,190,031	1,262,117
Less accumulated depreciation and amortization	(770,362)	(777,841)
Property and equipment, net	419,669	484,276
Other Assets:
Intangible assets, net	600	1,413
Goodwill	46,749	51,412
Non-current assets held for sale	—	280,796
Other assets, net	261,406	277,570
Total other assets	308,755	611,191
	$823,397	$1,234,745
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$31,828	$64,225
Accounts payable	44,970	28,366
Accrued liabilities	106,922	135,054
Current liabilities held for sale	—	34,345
Total current liabilities	183,720	261,990
Long-term liabilities:
Long-term debt, net of current maturities	1,037,927	1,079,982
Non-current liabilities held for sale	—	32,078
Other long-term liabilities	193,449	248,825
Total long-term liabilities	1,231,376	1,360,885
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,061,661 and 81,843,483 issued, respectively	821	818
Capital in excess of par value	470,826	453,432
Retained earnings	1,561,353	1,485,820
Accumulated other comprehensive loss	(94,260)	(137,761)
Treasury stock, at cost, 56,325,632 and 52,411,407 shares, respectively	(2,530,439)	(2,190,439)
Total stockholders’ deficit	(591,699)	(388,130)
	$823,397	$1,234,745

JACK IN THE BOX INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	52 Weeks Ended
	September 30, 2018	October 1, 2017
Cash flows from operating activities:
Net earnings	$121,371	$135,332
Earnings from discontinued operations	17,032	6,759
Earnings from continuing operations	104,339	128,573
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	59,422	67,398
Franchise tenant improvement allowance amortization	862	121
Deferred finance cost amortization	2,803	3,487
Excess tax benefits from share-based compensation arrangements	(2,031)	(4,232)
Deferred income taxes	25,352	(16,074)
Share-based compensation expense	9,146	10,637
Pension and postretirement expense	2,324	4,215
Gains on cash surrender value of company-owned life insurance	(2,280)	(2,424)
Gains on the sale of company-operated restaurants	(46,164)	(38,034)
Losses on the disposition of property and equipment, net	1,627	2,891
Impairment charges and other	2,505	1,815
Changes in assets and liabilities, excluding acquisitions and dispositions:
Accounts and other receivables	24,220	(1,868)
Inventories	1,587	1,839
Prepaid expenses and other current assets	(9,432)	12,718
Accounts payable	4,890	(3,359)
Accrued liabilities	(38,329)	(16,654)
Pension and postretirement contributions	(5,467)	(5,363)
Franchise tenant improvement allowance disbursements	(14,893)	—
Other	(16,426)	(11,997)
Cash flows provided by operating activities	104,055	133,689
Cash flows from investing activities:
Purchases of property and equipment	(32,345)	(33,284)
Purchases of assets intended for sale and leaseback	(5,497)	(5,686)
Proceeds from the sale and leaseback of assets	9,336	6,057
Proceeds from the sale of company-operated restaurants	26,486	99,591
Collections on notes receivable	54,453	1,500
Proceeds from the sale of property and equipment	10,259	2,921
Other	2,969	(3,729)
Cash flows provided by investing activities	65,661	67,370
Cash flows from financing activities:
Borrowings on revolving credit facilities	757,100	747,900
Repayments of borrowings on revolving credit facilities	(523,700)	(533,300)
Principal repayments on debt	(304,607)	(57,266)
Debt issuance costs	(1,366)	—
Dividends paid on common stock	(45,412)	(48,925)
Proceeds from issuance of common stock	7,959	5,165
Repurchases of common stock	(325,634)	(334,361)
Excess tax benefits from share-based compensation arrangements	—	4,232
Payroll tax payments for equity award issuances	(7,719)	(9,240)
Change in book overdraft	(2,150)	2,151
Cash flows used in financing activities	(445,529)	(223,644)
Cash flows used in continuing operations	(275,813)	(22,585)
Net cash provided by operating activities of discontinued operations	4,823	47,388
Net cash provided by (used in) investing activities of discontinued operations	266,125	(34,031)
Net cash used in financing activities of discontinued operations	(78)	(138)
Net cash provided by discontinued operations	270,870	13,219
Effect of exchange rate changes on cash	6	(22)
Cash at beginning of period, including discontinued operations cash	7,642	17,030
Cash at end of period, including discontinued operations cash	$2,705	$7,642

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)

	12 Weeks Ended		52 Weeks Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Revenues:
Company restaurant sales	43.3%	60.0%	51.5%	65.2%
Franchise rental revenues	35.1%	24.1%	29.8%	21.1%
Franchise royalties and other	21.5%	15.9%	18.7%	13.7%
Total revenues	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	29.3%	29.0%	28.8%	28.9%
Payroll and employee benefits (1)	28.8%	29.0%	28.8%	29.6%
Occupancy and other (1)	15.9%	18.9%	16.0%	17.4%
Total company restaurant costs (1)	73.9%	76.9%	73.6%	75.8%
Franchise occupancy expenses (2)	61.5%	61.3%	61.1%	60.7%
Franchise support and other costs (3)	9.7%	7.0%	7.1%	5.9%
Selling, general and administrative expenses	14.0%	11.2%	12.3%	11.0%
Depreciation and amortization	7.4%	6.3%	6.8%	6.1%
Impairment and other charges, net	4.5%	1.8%	2.1%	1.2%
Gains on the sale of company-operated restaurants	(1.7)%	(7.3)%	(5.3)%	(3.5)%
Earnings from operations	20.1%	25.9%	26.6%	22.1%
Income tax rate (4)	24.1%	38.2%	43.9%	36.9%
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(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of earnings from continuing operations and before income taxes.

Jack in the Box system sales (dollars in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Company-owned restaurant sales	$76,909	$139,303	$448,058	$715,921
Franchised restaurant sales (1)	717,036	656,389	3,018,067	2,753,295
System sales (1)	$793,945	$795,692	$3,466,125	$3,469,216
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(1)	Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)

	2018			2017
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	276	1,975	2,251	417	1,838	2,255
New	1	11	12	2	18	20
Refranchised	(135)	135	—	(178)	178	—
Acquired from franchisees	—	—	—	50	(50)	—
Closed	(5)	(21)	(26)	(15)	(9)	(24)
End of period	137	2,100	2,237	276	1,975	2,251
% of system	6%	94%	100%	12%	88%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

Within this release, the company makes reference to Operating Earnings Per Share, Adjusted EBITDA, Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA, which are non-GAAP financial measures. Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the non-cash impact of the Tax Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity previously. Adjusted EBITDA represents net earnings on a GAAP basis excluding gains or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, depreciation and amortization, and the amortization of franchise tenant improvement allowances. Restaurant-Level EBITDA and Franchise EBITDA represent earnings from operations on a GAAP basis adjusted to exclude depreciation and amortization allocated to company restaurant operations and franchise operations, the amortization of franchise tenant improvement allowances, and other operating expenses, such as general and administrative expenses, which include the costs of functions such as accounting, finance and human resources, and other costs such as pension expense, share-based compensation, impairment and other charges, net, and gains or losses on the sale of company-operated restaurants. Restaurant Operating Margin and Franchise Margin are derived from Restaurant-Level EBITDA and Franchise EBITDA, respectively, plus depreciation and amortization and the amortization of franchise tenant improvement allowances.

The company is presenting Operating Earnings Per Share, Adjusted EBITDA, Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA because it believes that they provide a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions. Additionally, management believes that Adjusted EBITDA, Restaurant-Level EBITDA and Franchise EBITDA permit investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

However, Operating Earnings Per Share, Adjusted EBITDA, Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net earnings, earnings from operations or cash flow from operating activities as indicators of operating performance or liquidity. The company encourages investors to rely upon its GAAP numbers but includes these non-GAAP financial measures as supplemental metrics to assist investors. These non-GAAP financial measures should not be considered as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	12 Weeks Ended		52 Weeks Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Diluted earnings per share from continuing operations – GAAP	$0.68	$1.05	$3.62	$4.16
Gains on the sale of company-operated restaurants	(0.09)	(0.35)	(1.16)	(0.78)
Restructuring charges	0.17	0.03	0.27	0.07
Non-cash impact of the Tax Cuts and Jobs Act	0.02	—	1.13	—
Excess tax benefits from share-based compensation arrangements	(0.00)	—	(0.07)	—
Operating Earnings Per Share – non-GAAP	$0.77	$0.73	$3.79	$3.46

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		52 Weeks Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Net earnings - GAAP	$16,269	$29,958	$121,371	$135,332
Losses (earnings) from discontinued operations, net of taxes	2,067	1,384	(17,032)	(6,759)
Income taxes	5,830	19,404	81,728	75,332
Interest expense, net	11,481	9,320	45,547	38,148
Earnings from operations	35,647	60,066	231,614	242,053
Gains on the sale of company-operated restaurants	(3,076)	(16,868)	(46,164)	(38,034)
Impairment and other charges, net	7,969	4,275	18,418	13,169
Depreciation and amortization	13,116	14,677	59,422	67,398
Amortization of franchise tenant improvement allowances	365	47	862	121
Adjusted EBITDA – non-GAAP	$54,021	$62,197	$264,152	$284,707

Below is a reconciliation of non-GAAP Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA to the most directly comparable GAAP measure, earnings from operations (in thousands).

	12 Weeks Ended				52 Weeks Ended
	September 30, 2018		October 1, 2017		September 30, 2018		October 1, 2017
Earnings from operations (1) - GAAP	$35,647		$60,066		$231,614		$242,053
Other operating expenses, net:
Selling, general and administrative expenses	$(24,913)		$(25,896)		$(106,649)		$(120,640)
Impairment and other charges, net	(7,969)		(4,275)		(18,418)		(13,169)
Gains on the sale of company-operated restaurants	3,076		16,868		46,164		38,034
Total other operating income (expenses), net	$(29,806)		$(13,303)		$(78,903)		$(95,775)

Franchise operations:
Franchise rental revenues	$62,365		$56,023		$259,047		$231,578
Franchise royalties and other	38,198		36,799		162,585		149,792
Total franchise revenues	100,563		92,822		421,632		381,370
Franchise occupancy expenses	(38,332)		(34,342)		(158,319)		(140,623)
Franchise support and other costs	(3,699)		(2,588)		(11,593)		(8,811)
Amortization of franchise tenant improvement allowances	365		47		862		121
Franchise EBITDA - non-GAAP(2)	58,897	58.6%	55,939	60.3%	252,582	59.9%	232,057	60.8%
Depreciation and amortization(2)	(8,216)	8.2%	(7,524)	8.1%	(34,332)	8.1%	(30,860)	8.1%
Amortization of franchise tenant improvement allowances(2)	(365)	0.4%	(47)	0.1%	(862)	0.2%	(121)	—%
Franchise Margin - non-GAAP(2)	$50,316	50.0%	$48,368	52.1%	$217,388	51.6%	$201,076	52.7%

Company restaurant operations:
Company restaurant sales	$76,909		$139,303		$448,058		$715,921
Food and packaging(3)	(22,499)	29.3%	(40,440)	29.0%	(128,947)	28.8%	(206,653)	28.9%
Payroll and employee benefits(3)	(22,178)	28.8%	(40,413)	29.0%	(129,089)	28.8%	(211,611)	29.6%
Occupancy and other(3)	(12,195)	15.9%	(26,296)	18.9%	(71,803)	16.0%	(124,367)	17.4%
Restaurant-Level EBITDA - non-GAAP(3)	20,037	26.1%	32,154	23.1%	118,219	26.4%	173,290	24.2%
Depreciation and amortization(3)	(2,753)	3.6%	(5,431)	3.9%	(16,458)	3.7%	(29,084)	4.1%
Restaurant Operating Margin - non-GAAP(3)	$17,284	22.5%	$26,723	19.2%	$101,761	22.7%	$144,206	20.1%

Depreciation and amortization:
Company restaurant occupancy and other	$(2,753)		$(5,431)		$(16,458)		$(29,084)
Franchise occupancy expenses	(8,216)		(7,524)		(34,332)		(30,860)
Impairment and other charges, net	(215)		(9)		(235)		(51)
Selling, general and administrative expenses	(1,932)		(1,713)		(8,397)		(7,403)
Total depreciation and amortization	$(13,116)		$(14,677)		$(59,422)		$(67,398)
____________________________
(1)	Earnings from operations is the sum of total other operating expenses, net, Franchise EBITDA, Restaurant-Level EBITDA, and depreciation and amortization, plus the amortization of franchise tenant improvement allowances.
(2)	Percentages are calculated based on a percentage of total franchise revenues.
(3)	Percentages are calculated based on a percentage of company restaurant sales.

CONTACT:
Investor Contact:
Carol DiRaimo, (858) 571-2407

Media Contact:
Brian Luscomb, (858) 571-2291